EXHIBIT 3.229
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/17/1998
981443224 — 2967943
CERTIFICATE. OF LIMITED PARTNERSHIP
OF
COLLEGE STATION HOSPITAL, L.P.
This Certificate of Limited Partnership of College Station Hospital, LP. (the “Partnership”), dated as of November 17, 1998, is being executed and filed by College Station Medical Center, LLC, as sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Mt.
1. Name. The name of the limited partnership formed hereby is College Station Hospital, L.P.
2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware . 19805.
3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware Is Corporation Service Company, 101.3 Centre Road, Wilmington, Delaware 19805.
4. General Partner. The name and the business address of the. sole general partner of the Partnership is:
College Station Medical Center, LLC
Columbia/HCA Healthcare Corporation
One Park Plaza
P.O. Box 550
Nashville, Tennessee 37202-0550
IN WITNESS WHEREOF, the. undersigned has executed this Certificate . of Limited Partnership as of the date first above written.
COLLEGE STATION MEDICAL CENTER, LLC.
/s/ John M. Franck
John M. Franck
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 PM 05/07/1999
991183238 — 2967943
CERTIFICATE OF MERGER
OF
GHT COLLEGE STATION, L.P.
INTO
COLLEGE STATION HOSPITAL, L.P.
Pursuant to Section 17-211 of the
Delaware Revised Uniform Limited Partnership Act
The undersigned limited partnership DOES HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

GHT College Station, L.P. (the “GHT L.P.”)	Delaware

College Station Hospital, L.P. (the “College L.P.”)	Delaware
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.
THIRD: The GHT L.P. shall be merged with and into the College L.P., with the College L.P. being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be College Station Hospital, L.P.
FOURTH: The Certificate of Limited Partnership of the College L.P. shall be the Certificate of Limited Partnership of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any partner of the constituent entities.
SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.

*****
IN WITNESS WHEREOF. this Certificate of Merger has been executed on this 6th day of May, 1999.
COLLEGE STATION HOSPITAL, L.P.
By: College Station Medical Center, LLC, its general partner
/s/ R. Milton Johnson
R. Milton Johnson
Vice President

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